Exhibit 99.1

Kenneth Bate Joins the Board of Directors of Vanda Pharmaceuticals

WASHINGTON, December 18, 2015 /PRNewswire/ — Vanda Pharmaceuticals Inc. (Vanda) (NASDAQ: VNDA), announced today that Kenneth Bate, an independent biotechnology industry consultant, has joined Vanda’s Board of Directors. In connection with Mr. Bate’s election, the Board has increased the number of directors to seven.

“I would like to personally welcome Ken to our Board,” said Mihael H. Polymeropoulos, M.D., President and Chief Executive Officer of Vanda. “We are very fortunate to have someone with his breadth of pharmaceutical industry and leadership experience on our Board as we continue to drive Vanda on a strong growth trajectory.”

Mr. Bate is an experienced biotechnology executive having led companies at various stages of development. Mr. Bate currently serves as an independent biotechnology industry consultant, which he has done since May 2009. Mr. Bate previously served as President and Chief Executive Officer of Archemix, Inc. from May 2009 to January 2012. From 2006 to 2009, Mr. Bate served in various positions at Nitromed, Inc., most recently as President and Chief Executive Officer. From 2002 to 2005, Mr. Bate served as Chief Financial Officer of Millennium Pharmaceuticals Inc. Mr. Bate served as the Chairman of the Board of Cubist Pharmaceuticals, Inc. from 2011 to 2015. He currently is a director of BioMarin Pharmaceutical Inc., AVEO Pharmaceuticals, Inc., Genocea Biosciences, Inc., Catabasis Pharmaceuticals, Inc. Epizyme, Inc. and TransMedics, Inc. Mr. Bate received his B.A. in Chemistry from Williams College and his M.B.A. from the Wharton School of the University of Pennsylvania.

About Vanda Pharmaceuticals Inc.

Vanda Pharmaceuticals Inc. is a biopharmaceutical company focused on the development and commercialization of products for the treatment of central nervous system disorders. For more on Vanda, please visit www.vandapharma.com.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Various statements in this release, including, without limitation, statements regarding Vanda’s global strategy, are “forward-looking statements” under the securities laws. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Vanda’s forward-looking statements include, among others, Vanda’s assumptions regarding its commercialization efforts and other factors that are set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vanda’s annual report on Form 10-K for the fiscal year ended December 31, 2014 and quarterly report on Form 10-Q for the quarter ended September 30, 2015, which are on file with the SEC and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Vanda’s annual report on Form 10-K and quarterly reports on Form 10-Q, other unknown or unpredictable factors also could affect Vanda’s results. There can be no assurance that the actual results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this release is provided only as of the date of this release, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Corporate Contact:

Jim Kelly

Senior Vice President and Chief Financial Officer

Vanda Pharmaceuticals Inc.

(202) 734-3428

jim.kelly@vandapharma.com

Media Contact:

Laney Landsman

Assistant Vice President

Makovsky

(212) 508-9643

llandsman@makovsky.com

SOURCE Vanda Pharmaceuticals Inc.